SIGNATURE PAGE




(LOGO)




This report is signed on behalf of the registrant (or depositor or trustee) in the City of Minneapolis and State of Minnesota on the thirteenth day of March, 1998



                       Great Hall Investment Funds, Inc.
                       ---------------------------------



               Julie K. Getchell                      J. Scott Spiker
     Witness:  ---------------------             By:  ---------------------
               Julie K. Getchell                      J. Scott Spiker
               Chief Financial Officer                Chief Executive Officer